Exhibit 24



                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, NYNEX Corporation, a Delaware corporation (hereinafter referred to as the "Corporation"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement (the "Registration Statement"), which also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-33592 (the "Post-Effective Amendment"), with respect to (i) shares of common stock, $1.00 par value per share (the "Common Stock"), accompanied by rights to purchase Junior Participating Preferred Stock (the "Rights"), (ii) shares of preferred stock, $1.00 par value per share, in one or more series (the "Preferred Stock") and/or (iii) unsecured senior debt securities in one or more series (the "Debt Securities"), limited to an aggregate offering price of $900,000,000; and

     WHEREAS, each of the undersigned is a Director or both a Director and an Officer of the Corporation;

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints W. C. Ferguson, F. V. Salerno and P. M. Ciccone, and each of them severally, as attorneys for the undersigned and in the undersigned's name, place and stead, and in each of the undersigned's offices and capacities as a Director or as both a Director and an Officer of the Corporation, to execute and file the Registration Statement and the Post-Effective Amendment, including the related prospectus, with respect to (i) the Common Stock, accompanied by Rights, (ii) the Preferred Stock, and/or
(iii) the Debt Securities, and thereafter to execute and file any amended registration statement, limited to an aggregate offering price of $900,000,000, or statements (including any post-effective amendments thereto) and amended prospectus or prospectuses or amendments or supplements to any of the foregoing, with all exhibits thereto and other documents in connection therewith, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 21st day of April, 1994.


John Brademas                       Randolph W. Bromery
John Brademas                       Randolph W. Bromery
Director                            Director

John J. Creedon                     Stanlely P.Goldstein
John J. Creedon                     Stanley P. Goldstein
Director                            Director

Helene L. Kaplan                    Elizabeth T. Kennan
Helene L. Kaplan                    Elizabeth T. Kennan
Director                            Director

                                    Edward E. Phillips
David J. Mahoney                    Edward E. Phillips
Director                            Director

Frederic V. Salerno                 Ivan G.Seidenberg
Frederic V. Salerno                 Ivan G. Seidenberg
Director                            Director

Walter V. Shipley                   John R. Stafford
Walter V. Shipley                   John R. Stafford
Director                            Director

State of New York    )
                     )  ss.:
County of New York   )

    On the 21st day of April, 1994, personally appeared before me each of the Officers and Directors, all to me known and known to me to be the persons described in and who executed the foregoing instrument, and each such person duly acknowledged to me that he or she executed and delivered the same for the purposes therein expressed.

    Witness my hand and official seal this 21st day of April, 1994.

                                        Hannelore Koller
                                        Notary Public, State of New York
                                        No. 4687105
                                        Qualified in Westchester County
                                        Commission Expires December 31, 1995


                                                       Exhibit 24
                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, NYNEX Corporation, a Delaware corporation (hereinafter referred to as the "Corporation"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement (the "Registration Statement"), which also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-33592 (the "Post-Effective Amendment"), with respect to (i) shares of common stock, $1.00 par value per share (the "Common Stock"), accompanied by rights to purchase Junior Participating Preferred Stock (the "Rights"), (ii) shares of preferred stock, $1.00 par value per share, in one or more series (the "Preferred Stock") and/or (iii) unsecured senior debt securities in one or more series (the "Debt Securities"), limited to an aggregate offering price of $900,000,000; and

     WHEREAS, each of the undersigned is an Officer or both an Officer and a Director of the Corporation;

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints W. C. Ferguson,
F. V. Salerno and P. M. Ciccone, and each of them severally, as attorneys for the undersigned and in the undersigned's name, place and stead, and in each of the undersigned's offices and capacities as an Officer or as both an Officer and a Director of the Corporation, to execute and file the Registration Statement and the Post-Effective Amendment, including the related prospectus, with respect to (i) the Common Stock, accompanied by Rights, (ii) the Preferred Stock, and/or (iii) the Debt Securities, and thereafter to execute and file any amended registration statement, limited to an aggregate offering price of $900,000,000, or statements (including any post-effective amendments thereto) and amended prospectus or prospectuses or amendments or supplements to any of the foregoing, with all exhibits thereto and other documents in connection therewith, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 10th day of May, 1994.

       W. C. Ferguson         F. V. Salerno             P. M. Ciccone
       W. C. Ferguson         F. V. Salerno             P. M. Ciccone
 Chairman of the Board        Vice Chairman             Vice President
            and               Finance and               and Comptoller
   Chief Executive Office     Business Development

State of  New York)
                   )  ss.:
County of  Westchester)

    On the 10th  day of May, 1994, personally appeared before me
W. C. Ferguson, F. V. Salerno and P. M. Ciccone, to me known and known to me to be the persons described in and who executed the foregoing instrument, and they severally duly acknowledged to me that they and each of them executed and delivered the same for the purposes therein expressed.

    Witness my hand and official seal this 10th day of May, 1994.
                                    Ina H. Callery
                                    Notary Public State of New York
                                    No.4834371
                                    Qualified in Westchester County
                                    Commission Expires June 30, 1995